Christian Stanley

Escrow Agreement for Public Investments

This Escrow Agreement (the “Agreement”) is entered into on this 3rd Day of June, 2009, between Christian Stanley, Inc., a California C-Corporation with Offices at 12100 Wilshire Blvd., Suite 800, Los Angeles, CA 90025 and whose  Federal T.I.N. is 20-4433804 (hereinafter called “Grantor”) and Sunwest Trust Company, a New Mexico trust company and escrow agent, with Offices at 3240 D Juan Tabo NE, Albuquerque, NM 87176

Recitals

WHEREAS, pursuant to the terms of Grantor’s Prospectus dated as soon as effective (the ‘Offering’), the Grantor desires to establish an escrow account (the “Escrow Account”) for the deposit and disbursement of investment monies received from investors in the Offering (as defined in Paragraph 3 below);

WHEREAS, the Escrow Agent is duly licensed in the State of New Mexico  to act and is willing to act as an escrow agent upon the terms and conditions hereinafter set forth; and

WHEREAS, the parties to this Agreement covenant and agree with each other as follows:

1.	Appointment of Escrow Agent: The Escrow Agent is hereby appointed depository with respect to the Offering (as defined in Paragraph 3 below) pursuant to the terms and conditions of this Agreement.

2.
Deposit with Escrow Agent: The Escrow Agent agrees to accept and hold, from time to time, funds that shall be delivered to the Escrow Agent. The Escrow Agent shall place the escrow deposits in a non-interest bearing account captioned “Sunwest Trust Company Escrow Account” and will hold the funds for safekeeping. The funds will be held along with other escrow funds and the Escrow Agent will be responsible for subaccounting each account balance. The Escrow Agent agrees that it shall only deposit into the Escrow Accounts checks and wire transfer payments made payable to the Escrow Agent and will promptly return any check which it receives that is not made payable to the Escrow Agent to the Grantor. Each escrow deposit will be accompanied by a list provided by the Grantor which specifies the name and address of the investor and the date and amount of each subscription in the Offering, and shall include a copy of the investors completed subscription agreement and the investor’s completed Certification of Taxpayer Identification Number on IRS Form W-9 or on a substitute Form W-9. Funds received from persons purchasing subscriptions in the Offering shall be recorded on the books and records of Sunwest Trust Company Escrow Account FBO (name of investor). The Escrow Agent shall provide statements on a Monthly basis to Grantor.

3.
The Offering: The Grantor is offering to accredited investors up to 4 Million units, at $5.00 (USD) per unit (the “Offering”), all as more fully described in the Prospectus. Subscriptions for a minimum of $1Million (USD) (the “Minimum Subsciption”), or 200,000.00 units, must be accepted by the Grantor in order for the Grantor to accept any subscription, and prior to accepting subscriptions, the Grantor may withdraw the Offering in its sole discretion for any reason whatsoever. The minimum subscription amount per investor which will be accepted by Grantor will be $2,500.00 (USD), or 500 units. The Escrow Agent is not a party to, and is not bound by, or charged with notice of, any agreement out of which this escrow may arise.

4.
Duration of Escrow Account and Disbursement of Funds: Escrow Agent shall hold the funds in the Escrow Account until  the occurrence of any one of the following events, and upon such occurrence, the Escrow Agent shall deliver funds as follows:

a.
In the event the Minimum Subscription is not met by the Termination Date (as such term is defined in the Prospectus), the Escrow Agent will refund to the individual investors on record any amounts on deposit along with accrued interest thereon.

b.
In the event the Minimum Subscription is successful (as evidenced by a written         certificate from a duly authorized signatory), all subscription monies in the Escrow Account plus interest thereon will be immediately released to, and in the name of, the Grantor. Thereafter, all funds deposited in the Escrow Account and interest thereon will be released to the Grantor as Subscription Agreements are accepted by the Grantor.

5. Collection Procedure:  The Escrow Agent shall be under no duty or responsibility to enforce collection of any checks delivered to Escrow Agent. The Escrow Agent is hereby authorized to forward each check for collection and upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may at its discretion telephone the bank on which the check is drawn to confirm that the check has been paid. The Escrow Agent will not be accountable for the proceeds of any such item until the proceeds are received from the Escrow Agent in final collected funds. Escrow Agent shall promptly return any check or instrument received from the Grantor or agent of the Grantor upon which payment is refused, together with the related documents which were delivered to Escrow Agent. In such cases, the Escrow Agent will promptly notify the Grantor of such return. If the Grantor rejects any subscription for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected subscriber. If the Grantor rejects any subscription for which the Escrow Agent has not yet collected fund but ha submitted the subscriber’s check for collection, the Escrow Agent shall promptly issue a check in the amount of the subscriber’s check to the rejected subscriber after the Escrow Agent has cleared such funds. If the Escrow Agent has not yet submitted a rejected subscriber’s check for collection, the Escrow Agent shall promptly remit the subscriber’s check directly to the subscriber. If Escrow Agent has disbursed funds to Grantor and subsequently subscriber’s check is returned for any reason, the Grantor shall become responsible for reimbursing the Escrow Agent. Upon receipt of reimbursement funds, /escrow Agent will return subscriber’s check to Grantor.

6. Investment of Escrow Amount: The Escrow Agent shall invest the Escrow Amount only in such accounts or investments as detailed in this Paragraph 6. The Escrow Agent shall invest in money market instruments of the Escrow Agent, or any of its affiliates, provided, however, that if the investment’s maturity date extends beyond the anticipated offering date, the investment can readily be disposed of for cash by the time the contingency occurs without any dissipation of the Offering proceeds invested.

7. Liability of Escrow Agent: The duties and obligations of the Escrow Agent pursuant to this Agreement will be determined solely by the express provisions of this Agreement and the laws of the State of New Mexico. The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution thereof, or for the identity or authority of any person executing or depositing it. The Escrow Agent shall have no implied duties or obligations to determine or inquire into the happening or occurrence of any event or contingency, or the performance or failure of performance of any of the parties to this Agreement. The Escrow Agent’s sole duty pursuant to this Agreement shall be to safeguard the deposited funds in the Escrow Account and to dispose and deliver the same in accordance with the instruction given to the Escrow Agent in accordance with Paragraph 4 of this Agreement.  In the event that the Escrow Agent is called upon by the terms of this Agreement to determine the occurrence of any event or contingency, the Escrow Agent shall be obligated in making such determination, only to exercise reasonable care and diligence. The Escrow Agent shall be liable for anything which it may do or refrain from doing only if its conduct represents willful misconduct or gross negligence in light of all of the circumstances surrounding such actions taking into consideration the time and facilities available to the Escrow Agent in the ordinary conduct of its business. In determining the occurrence of any such event or contingency the Escrow Agent may request from any of the parties hereto, or any other person, such reasonable additional evidence as the Escrow Agent in its sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and in this connection, may inquire and consult with any of the parties to this Agreement. The Escrow Agent shall not be liable for any damages resulting from its delay in acting hereunder pending its examination of the additional evidence that has been requested by the Escrow Agent. In the event that the Escrow Agent is required to take certain action upon the occurrence of any event or contingency, the time prescribed for action by the Escrow Agent shall, in all cases, be reasonable time after written notice to the Escrow Agent of the occurrence of such event or contingency. In the event the Escrow Agent becomes involved in litigation in connection with this escrow, or in the event the Escrow Agent, files its own interpleader in any court of competent jurisdiction to determine the rights of the parties hereto, the Grantor agrees to indemnify and save the Escrow Agent harmless from all loss, costs, damages, expenses, and reasonable attorneys fees suffered or incurred by the Escrow Agent as a result thereof. The obligations of the Grantor under this Paragraph shall be performable at the office of the Escrow Agent in Albuquerque, New Mexico.

8. Reliance of Escrow Agent: The Escrow Agent will be entitled to rely upon and will be protected in acting in reliance upon any instructions, directions or information furnished to it in writing by any agent of the Grantor pursuant to the provisions of this Agreement or upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be. The Escrow Agent is hereby authorized to rely upon the representations of the Grantor as to its authority to execute and deliver this Agreement, notifications, receipts or instructions hereunder and as to relationships among persons, including persons authorized to receive delivery hereunder. Written notice of any succession or assignment of any interest of any party specified herein shall be given to the Escrow Agent, and shall not be effective until received by the Escrow Agent. The Escrow Agent may consult with legal counsel (payable only out of escrowed funds which the Grantor has become entitled to receive) in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be full protected in acting accordance with the opinion and instructions of such counsel.

Under no circumstances shall Escrow Agent be liable for any general or consequential damages or damages caused, in whole or in part, by the action or inaction of the Grantor or any of its agents or employees. Escrow Agent shall not be liable for any damage, loss, liability or delay caused by accidents, strikes, fire, flood, war, riot, equipment breakdown, electrical or mechanical failure, acts of God or any cause which is reasonably unavailable or beyond its reasonable control.

9. Funds Dedicated: The funds deposited into the Escrow Account shall be held in escrow until such time as the funds are disbursed in accordance with Paragraph 4 of the Agreement. The Grantor is aware and understands that it is not entitled to funds received into escrow and no amounts deposited in the Escrow Account shall become the property; of the grantor or any other entity, or be subject to the debts of the  Grantor or any other entity until disbursed in accordance with Paragraph 4. The Escrow Agent is aware and understands that no amounts deposited into the Escrow Account, other than as herein provided, shall become the property of the Escrow Agent, or any other entity, or be subject to the debts of the Escrow Agent or any other entity.

10. Interpleader: In the event of any disagreement between any of the parties to this agreement, or between them or either or any of them and any other person, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjusted and all doubt resolved by agreement among all interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. The rights of the Escrow Agent under this paragraph are cumulative of all other rights which it may have by law or otherwise.

11. Indemnification: The Escrow Agent, it affiliates, and each of its officers, directors, employees, agents and attorneys (collectively, the “Indemnified Parties”) shall be indemnified against and be held harmless by the Grantor from any losses, costs, damages, expenses, claims and attorney’s fees suffered or incurred by the Indemnified Parties as a result of, in connection with or arising from, or our of, but not limited to, the acts or omissions of any Indemnified Party in performance of or pursuant to this Agreement, except such acts or omissions as may result from such Indemnified Party’s willful misconduct, gross negligence, or fraud.

12.
Notices: All notices, requests, demands or other communications with deliveries required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram, or deposited for mail by first class mail, postage prepaid, sent either registered or certified mail as follows:

(a)	If to the investors in the Offering, to the address of each respective investor specified in the list of investors delivered to the Escrow Agent by the Grantor.
(b)	If to Grantor:
Christian Stanley, Inc.
Daniel C.S. Powell, Chairman & CEO
12100 Wilshire Blvd., Suite 800
Los Angeles, CA 90025
Office: 310-806-9440
Fax:      800-554-8692
Email:  Chairman@ChristianStanley.com

(c)	If to the Escrow Agent:
Sunwest Trust, Inc.
Arthur Dougherty, President
3240 D Juan Tabo NE
Albuq., NM 87176
Office: 505-237-2225 ext.  3808
Fax:     505-275-1554
Email: aad@sunwesttrust.com

In the event the Escrow Agent is authorized or directed under the terms hereof to deliver the subject matter of the escrow, or any part thereof, to any of the undersigned, such delivery may be made by depositing the same in the United States mail in an envelop addressed to the person to whom such delivery is to be made at his address as shown in this Paragraph 12 of this Agreement.

13.
Holidays: Whenever under the terms of this Agreement, the performance date of any provision hereof shall fall on a holiday of the Escrow Agent, the performance thereof on the next successive business day of the Escrow Agent shall be deemed to be in full compliance with this Agreement.

14.
Fees: The Escrow Agent shall receive fees in accordance with the attached schedule for the administration of the Escrow Account. These fees shall be paid by the Grantor. Fees not paid by the due date on the invoice will be deducted from the account on that date. The Escrow Agent shall also be entitled to reimbursement of any out-of-pocket expenses incurred in connection with the performance of its services as Escrow Agent, including reasonable fees and disbursements of legal counsel.

15.	New Mexico Law Apply: This Agreement shall be construed in accordance with the Laws of the State of New Mexico, and all obligations of the parties hereunder are performable in Albuquerque, New Mexico.

16.
Parties Bound: This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrations, legal representatives, successors and assigns.

17.
Legal Construction: In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions shall not be affected thereby, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

18.
Prior Agreements Suspended: This Agreement constitutes the sole and only agreement of the parties hereto and supersedes any prior understandings or written or oral agreements between the parties respecting the within subject matter, save and except those agreements entered into contemporaneously herein and as are referred to herein.

19.	Headings: The headings used in this Agreement have been included only in order to make it easier to locate the subject covered by each provision and are not used in construing this Agreement.

20.	Counterparts: This Agreement may be executed in any number of counterparts, and each such counterparts shall for all purposes be deemed an original.

21.	Modifications: This Agreement may not be modified or amended except by a written instrument signed by the parties hereto and referring specifically to this Agreement.

22.
Other Instruments: Each party shall, upon the request of the other party, execute, acknowledge, and deliver any and all instruments reasonably necessary or appropriate to carry into effect the intention of the parties as expressed in this Agreement.

23.
Appointment of Successor Substitute Escrow Agent: Escrow Agent may resign by giving thirty (30) days written notice to the Grantor. Grantor may within its sole discretion terminate the appointment of Escrow Agent and appoint a successor escrow agent (“Sucessor Escrow Agent”) in accordance with the terms of Paragraph 21. In order to appoint a successor Escrow Agent, Grantor shall obtain the written agreement of a Successor Escrow Agent (which shall be a corporation qualified to act as an escrow agent) to assume the obligations of Escrow Agent under the Agreement. Upon receipt of notice from the Successor Escrow Agent of its acceptance of the appointment by Grantor as Successor Escrow Agent, Escrow Agent shall deliver to the Successor Escrow Agent all funds held in the Escrow Account to be administered by Successor Escrow Agent in accordance with its written agreement with the Grantor. Upon such delivery, Escrow Agent shall be released from any and all liability under this Agreement.

24.
USA Patriot Act Compliance: Grantor agrees to provide any necessary documentation for Grantor, Grantor’s investment offerings, and grantor’s investors as required for Escrow Agent to comply with verification procedures specified in the USA Patriot Act. Documents include, but are not limited to: 1) certified articles of incorporation, 2) a corporate resolution with the signature of the person signing this Agreement, and 3) a completed IRS Form W-9, and 4) a government-issued photo I.D. In addition, Grantor will have its investors provide identifying documentation as required for Escrow Agent to comply with verification procedures specified in the USA Patriot Act. Documents include, but are not limited to, the items described in attached listings.

25.
Arbitration Agreement: THE PARTIES AGREE THAT ALL CLAIMS AND DISPUTES OF EVERY TYPE AND MATTER WHICH MAY ARISE BETWEEN THE GRANTOR AND ESCROW AGENT, INCLUDEING ANY DISPUTES REGARING THIS SCOPE OF THIS ARBITRATION AGREEMENT, SHALL BE RESOLVED BY BINDING ARBITRATION ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION. ANY AWARD OF THE ARBITRATOR MAY BE ENTERED AS A JUDGEMENT IN ANY COURT HAVING JURISDICTION. INFORMATION MAY BE OBTAINED AND CLAIMS MAY BE FILED AT ANY OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE FEDERAL ARBITRATION ACT, 9 U.S.C. SECTIONS 1-16.

IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed the day and year first above written.